                                                                     EXHIBIT 1.1

                               6,750,000 Shares

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                              ____________, 1997


PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
  As Representatives of the
  several Underwriters
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Ladies and Gentlemen:

     Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), proposes to sell an aggregate of 6,750,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to you and to the several other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives") and Lehman Brothers Inc. (the "Independent Underwriter") is acting as a "qualified independent underwriter" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), in connection with the offering and sale of the Firm Shares. The Company has also agreed to grant to you and the several other Underwriters an option (the "Option") to purchase up to an additional 1,024,500 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in
Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price
                                                ---------
Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed
                ---------
by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Prospectus (as defined below).

     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

A.   Agreement to Sell and Purchase.
     ------------------------------

          (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) hereof (which purchase price shall not be higher than the maximum price recommended by the Independent Underwriter acting as a "qualified independent underwriter" within the meaning of the Conduct Rules of the NASD) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares
                       ----------
which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the Company elects to rely on Rule 430A (as hereinafter defined),
Schedule I may be attached to the Price Determination Agreement.
----------

          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 1,012,500 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time, and on one or more occasions, on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company. Each Option Shares Notice shall be delivered to the Company no later than 12:00 noon, New York City time, at least three and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") and shall set forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

          (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

          (d) If the Company has elected to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

     1.   Delivery and Payment.  Delivery of the Firm Shares shall be made to
          --------------------
the Representatives for the accounts of the Underwriters against payment of the purchase price in New York Clearing House (next-day) funds by certified or official bank check to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or, if pricing takes place after 4:30 p.m. New York City time, on the fourth business day) following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day (or, if pricing takes place after 4:30 p.m. New York City time, on the fourth business day) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     2.   Representations and Warranties of the Company.
          ---------------------------------------------

     The Company represents and warrants to each Underwriter that:

          (a) A registration statement (Registration No. 333-23545) on Form S-11 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of such registration statement. Copies of such registration statement and amendments and each related preliminary prospectus (including one fully executed copy of the registration statement and each amendment thereto) have been delivered to each of the Representatives and their counsel. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required),on the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.
The parties hereto acknowledge that the statements set forth in the second, seventh and last paragraphs of, and the chart set forth in, the section captioned "Underwriting" in the Prospectus constitute the only information furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus and such other materials, if any, permitted by the Act.

          (c) At or prior to the Closing Date, the Company together with Health Science Properties Holding Corporation (the "Parent") and ARE-QRS Corp. ("QRS") will complete a series of transactions generally described in summary form in the Prospectus under the heading "Formation and Structure." Such transactions are referred to herein as the "Formation Transactions" and the agreements, documents, filings and certificates necessary to consummate the Formation Transactions are referred to herein as the "Formation Agreements." Upon the consummation of the Formation Transactions, the only Subsidiaries (as defined in the Rules and Regulations) of the Company will be PW Acquisitions I, LLC, a Delaware limited liability company (the "Acquisition LLC"), a newly formed wholly owned subsidiary of the Company ("GSA-QRS") and QRS. The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation or limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. The Company and each of its Subsidiaries has, and at the Closing Date and upon consummation of the Formation Transactions will have, all power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and upon consummation of the Formation Transactions will be, duly licensed or qualified to do business and in good standing as a foreign corporation or limited liability company in all jurisdictions in which it owns or leases real property or in which the nature of the activities conducted by it makes such licensing or qualification necessary except where the failure to be so licensed, qualified or in good standing would not have a materially adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     Upon the consummation of the Formation Transactions, except for the stock of QRS and the membership interests in GSA-QRS and the Acquisition LLC, the Company will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, limited liability company, partnership, joint venture, association or other entity. Complete and correct copies of the organizational documents or operating agreement, as the case may be, of the Company, QRS and the Acquisition LLC and all amendments thereto, have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     At present, and prior to consummation of the Formation Transactions on the Closing Date, the only Subsidiaries of the Company are and shall be QRS and GSA-QRS. All of the issued and outstanding capital stock of QRS is validly issued, fully paid and non-assessable. The Company owns all of the issued and outstanding capital stock of QRS and, upon the consummation of the Formation Transaction, will own directly or indirectly all of the membership interests in the Acquisition LLC, in each case free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim, restriction or equity interest (each of the forgoing a "Lien").

          (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company pursuant to the terms of this Agreement and the shares of Common Stock to be issued in the Formation Transactions (the "Conversion Shares") upon such issuance will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. At the Closing Date, the Company will have authorized and issued capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of or membership interests in any Subsidiary or any such warrants, convertible securities or obligations. The offer, issuance and sale by the Company of any shares of Common Stock prior to the date hereof is, and the issuance of the Conversion Shares will be, in compliance with or exempt from the registration requirements of the Act and have been, or shall be, made in compliance with applicable state securities, real estate syndication and blue sky laws.

          (e) The financial statements and schedules included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition and position of the respective entity or entities and the respective property or properties presented and reported on therein as of the respective dates thereof and the results of operations and cash flows of such entity or entities and such property or properties for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements or schedules of the Company, any predecessor or other entity or entities or any property or properties owned or to be acquired by the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

          (f) The Company and its Subsidiaries maintain, and upon consummation of the Formation Transactions will maintain, a system of internal accounting controls which the Company believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no change, other than changes affecting the economy or the industry generally, which, singly or in the aggregate with other changes, is materially adverse to the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) no casualty loss or condemnation or other adverse event has occurred with respect to any real property currently owned by the Company or any of its Subsidiaries (the "Initial Properties") or, to the Company's knowledge, any real property to be owned immediately after the Formation Transactions by the Company or its then Subsidiaries

(the "Acquired Properties" and together with the Initial Properties, the "Properties") which singly or in the aggregate will have a Material Adverse Effect, (C) there have been no acquisitions or other transactions entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business, which are, singly or in the aggregate, material with respect to the Company and its Subsidiaries taken as a whole, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock, and (E) there has been no change in the capital stock of the Company or any of its Subsidiaries and no increase in the indebtedness of the Company or any of its Subsidiaries that is, singly or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

          (h) Neither the Company nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or (i) affecting the Company, any of its Subsidiaries, or, (ii) to the knowledge of the Company, the Acquisition LLC, or any of their respective shareholders, members, directors or officers in their capacity as such, or (iii) any of the Initial Properties or, to the Company's knowledge, any of the Acquired Properties, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which could, singly or in the aggregate, upon consummation of the Formation Transactions or otherwise, have a Material Adverse Effect.

          (j) Each of the Company and its Subsidiaries has, and at the Closing Date and following consummation of the Formation Transactions the Company and each of its Subsidiaries at such time will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization,
(ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all its obligations required to be performed by it, and is not, and at the Closing Date and following consummation of the Formation Transactions will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, recorded covenant, land use approval or zoning agreement or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected (other than contracts or agreements which the Registration Statement states will be satisfied in full in connection with the Formation Transactions). To the knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder in a manner that could have a Material Adverse Effect. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, the Acquisition LLC is presently, or at the Closing Date or following the consummation of the Formation Transactions will be, in violation of any provision of its respective charter, certificate of incorporation, by-laws or operating agreement, as the case may be.

          (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement or the Formation Agreements, except such as have been obtained under the Act, the Rules and Regulations or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares. All consents of any nature whatsoever, including, without limitation, all consents of stockholders and directors, required for the consummation of the transactions contemplated hereby and the Formation Transactions have been duly obtained, have not been revoked and remain in full force and effect; all such stockholder consents were solicited on the basis of information that did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) The Company and its Subsidiaries have full corporate power and authority to enter into this Agreement and the Formation Agreements. This Agreement has been, and when executed the Formation Agreements will be, duly authorized, executed and delivered by the Company and constitutes or will constitute on the Closing Date valid and binding agreements of the Company and each of its Subsidiaries that is a party thereto, enforceable against the Company and each such Subsidiary in accordance with the terms hereof and thereof. Except as set forth in the Prospectus, the performance of this Agreement and the Formation Agreements and the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any Lien upon any of the Properties or any of the other assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the organizational documents of the Company or any of its Subsidiaries, any contract or other agreement to which the Company, any of its Subsidiaries, or, to the knowledge of the Company, the Acquisition LLC, is a party or, upon consummation of the Formation Transactions, will be a party or by which the Company, any of its Subsidiaries, or, to the knowledge of the Company, the Acquisition LLC, or any of their respective properties is bound or affected or, upon consummation of the Formation Transactions, will be bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its Subsidiaries, or, to the knowledge of the Company, the Acquisition LLC in each case other than any such creation, imposition, breach, violation or conflict that would have a Material Adverse Effect.

          (m) The Company, its Subsidiaries and, to the knowledge of the Company, the Acquisition LLC have, and upon the consummation of the Formation Transactions will have, good and marketable title in fee simple to all of the Properties, free and clear of all Liens and defects, other than those (i) referred to in the Prospectus, (ii) identified in the Company's existing title insurance policies (copies of which have been provided to the Representatives) or (iii) which will not, singly or in the aggregate, be material in relation to the business of the Company and its Subsidiaries after consummation of the Formation Transactions. All Liens or defects on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein. [All Liens or defects on or affecting the Properties are listed in Schedule 3(m)] and
                                                              -------------
to the knowledge of the Company after due inquiry (i) the current use and any intended use set forth in the Prospectus and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not, upon consummation of the Formation Transactions, singly or in the aggregate, have a Material Adverse Effect; and (ii) there is no pending or threatened condemnation, zoning change, environmental or other governmental proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not, after consummation of the Formation Transactions, singly or in the aggregate have a Material Adverse Effect. Upon consummation of the Formation Transactions, except as described in the Prospectus no person (other than the Company) will have any option or right of first refusal to purchase all or part of any of the Properties or any interest in any of the Subsidiaries or other assets of the Company.

          (n) There is no document or contract of a character required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required (collectively, the "Contracts"). All of the Contracts to which any of the Company or its Subsidiaries is a party have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against such entity (and, after consummation of the Formation Transactions, will be enforceable against the Company or the applicable Subsidiary at such time, as the case may be) in accordance with the terms thereof, or, in the case of any Contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof.

          (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made (or to be made) in any certificate or document required by this Agreement to be delivered to the Representatives was when made, or will be on the Closing Date, inaccurate, untrue or incorrect.

          (p) Neither the Company, its Subsidiaries nor, to the knowledge of the Company, any of their directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

          (r) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

          (s) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company after due inquiry, is imminent or threatened.

          (t) The Company and its Subsidiaries own, or are licensed or otherwise have the full right to use the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge after due inquiry of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries.

          (u) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

          (v) Upon the consummation of the Formation Transactions, title insurance in favor of the Company will be in force with respect to each of the Properties in an amount, in the case of the Acquired Properties, not less than the cost of acquisition of such Acquired Property by the Acquisition LLC and, in the case of the Initial Properties, at least equal to the cost of acquisition of such Initial Property.

          (w) Upon the consummation of the Formation Transactions, except as disclosed on Schedule 3(m) or in the Registration Statement or the Prospectus,
             -------------
there will be no mortgages or deeds of trust encumbering any of the Properties. The mortgages encumbering the Properties are not convertible nor, upon the consummation of the Formation Transactions, will the Company or any of its Subsidiaries hold a participating interest therein and, except as disclosed in the Registration Statement or the Prospectus, such mortgages are not cross-defaulted or cross-collateralized to any other property (whether or not owned by the Company or any Subsidiary).

          (x) Upon consummation of the Formation Transactions, the Company will have and will maintain property and casualty insurance in favor of the Company and its Subsidiaries with respect to them and each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and its Subsidiaries. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, the Acquisition LLC, has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.

          (y) In each case, except such as would not have a Material Adverse Effect, each of the Properties and the Company and its Subsidiaries, (i) is and will be, as of the Closing Date and upon consummation of the Formation Transactions, in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date and upon consummation of the Formation Transactions, as the case may be, all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is, and will be as of the Closing Date and upon consummation of the Formation Transactions, in compliance with all terms and conditions of any such permit, license or approval.

          (z) Except as specifically disclosed in the Prospectus or as disclosed in the "Phase I" environmental reports listed on Schedule 3(z) hereto
                                                           -------------
(which are all of the "Phase I" environmental reports that have been conducted):

               (i) To the knowledge of the Company, none of the owners of the Properties has at any time, and, no other party has at any time, released (as such term is defined in CERCLA (S)101(22)) or otherwise disposed of, Hazardous Materials (as hereinafter defined) on, to or from the Properties in violation of applicable Environmental Laws. The Company does not intend to use the Properties or any subsequently acquired properties for the handling, generation, treatment, storage or disposal of Hazardous Materials, except for Hazardous Materials utilized in the ordinary course of business of a tenant of any Property in compliance with applicable Environmental Laws;

               (ii) To the knowledge of the Company, there has been no release (as such term is defined in CERCLA (S)101(22)) of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters;

               (iii) the Company has received no notice of, and has no knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Properties or arising out of the Company's conduct in relation to such Environmental Law.

               (iv) no environmental engineering firm which prepared "Phase I" environmental assessment reports (or amendments thereto) or physical condition (engineering) reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries;

               (v) neither the Properties nor any other land owned by the Company or any of its Subsidiaries is included or, to the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to the Company's knowledge, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined); and

               (vi) the Company has not entered into or been subject to any consent decree, compliance order or administrative order with respect to the environmental conditions at the Properties, any facilities or improvements or any operations or activities thereon.

          As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, oil, petroleum, petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos or any material as defined by any Environmental Laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et
                                                                             --
seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49
---
U.S.C. Section

1801, et seq.), the Resource Conservation and Recovery Act, as amended (42
      -- ---
U.S.C. Section 9601, et seq.), and in the regulations adopted pursuant to each
                     -- ---
of the foregoing or by any Federal, state or local governmental authority having jurisdiction over the Properties as described in the Prospectus (a "Governmental Authority").

          In the ordinary course of its business, each of the Company and its Subsidiaries conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Acquired Properties, the Company has reasonably concluded that such associated costs and liabilities would not, upon consummation of the Formation Transactions, singly or in the aggregate, have a Material Adverse Effect.

          (aa) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

          (ab) Neither the assets of the Company nor its Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). The Company and its Subsidiaries are, and as of the Closing Date and upon consummation of the Formation Transactions will be, in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ac) The Company has operated and will continue to operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Code; the Company will elect to be taxed as a REIT under the Code when it files its Federal income tax return for the year ending December 31, 1996.

          (ad) The Company has filed all material Federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and the Company has no knowledge, after due inquiry, of any tax deficiency which has been or might be asserted or threatened against the Company. To the knowledge for the Company, there are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or Federal taxing authorities or agencies which would have Material Adverse Effect.

          (ae) Each entity identified in the Prospectus or in the rent roll for each Property attached as Schedule 3(ae) (collectively, the "Rent Rolls") as a
                          --------------
tenant of any Property (each, a "Tenant") is in actual possession of such Property under a lease to such Tenant (each such lease, a "Lease"). Except as disclosed in the Prospectus, each Lease is in full force and effect and neither the Company nor any of its Subsidiaries has notice of any defense to the obligations of the Tenant thereunder or any claim asserted or threatened by any person or entity, which claim, if sustained, would have a Material Adverse Effect. To the knowledge of the Company, no Tenant of any of the Properties is in default under any of the Leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a material default under any of such Leases, except for such defaults that would not, upon consummation of the Formation Transactions, individually or in the aggregate, have a Material Adverse Effect. The Rent Rolls are accurate and correct descriptions of the principle terms of the Leases and of the status of the tenancy of each Tenant as of the date of the Rent Rolls and as summarized in the Rent Rolls.

          (af) All Tenant Leases provide that the Tenant is responsible for environmental liabilities related to such Tenant's operations, and that such Tenant must comply with all Environmental Laws [except as set forth on Schedule
                                                                       --------
(af) attached hereto.]
----

          (ag)  Except as disclosed in the Prospectus or on Schedule (ag)
                                                         -------------
attached hereto, no Tenant under any Lease has an option or right of first refusal or similar right to purchase the premises leased thereunder or any right to extend such Lease or reduce the rent payable thereunder.

          (ah) The Company, a Subsidiary thereof or the applicable Tenant owns or possesses all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations including, without limitation, all certificates of occupancy and similar certificates and clearances necessary to conduct the operations as presently permitted to be conducted by each Tenant at each Property under the applicable Lease (collectively, the "Authorizations"), and none of the Company, the Company's Subsidiaries or, to the Company's knowledge, such Tenant has received any notice of proceedings or administrative action relating to the revocation or modification of any such Authorization.

          (ai) Except as disclosed in the Prospectus, no rent under any Lease has been paid in advance for more than one month and no "free rent" or other rental concession to the Tenant thereunder is currently in effect.

          (aj) Each Property is served by all utilities necessary for its use and operation as currently used and fronts on a public road or right of way.

          (ak) Except as specifically disclosed in the Prospectus, (i) to the knowledge of the Company, there is no material defect in the condition of any Property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Property as part of the Company's scheduled annual maintenance and improvement program, (ii) to the knowledge of the Company, there have been no alterations to the exteriors of any of the buildings or other improvements on any Property, and no excavations landscaping, manmade or natural alterations to terrain of any Property, since the date of the surveys provided to the Underwriters and counsel to the Underwriters that would render any of such surveys inaccurate in any material respect and (iii) there is no pending or planned substantial renovation, remodeling, construction, or tenant improvement project relating to any of the Properties.

     3.   Agreements of the Company.
          -------------------------

    The Company agrees with the several Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

          (b) The Company will use its reasonable best efforts to cause the Registration Statement to become effective and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

          (c) The Company will furnish to each of the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

          (d) The Company will comply in all material respects with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.

          (f) The Company will cooperate with the Representatives and counsel to the Underwriters in connection with any required registration or qualification of the Shares for offer and sale (including any filings required to obtain an exemption therefrom) and any broker/dealer registration, qualification or exemption under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of at least 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (the "Offering Documents"), (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (4) the listing of the Shares on the New York Stock Exchange, (5) any filings to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (6) the registration or qualification of the Shares for offer and sale (including obtaining any exemptions therefrom) and any broker/dealer registration, qualification or exemption under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) counsel to the Company, (8) the transfer agent for the Shares, (9) the Accountants and (10) any fees and disbursements of structural and environmental engineers or third parties performing market studies which are incurred by PaineWebber Incorporated in connection with the offering of the Shares.

          (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of one counsel to the Underwriters) reasonably incurred by them in connection herewith.

          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) Until December 31, 1997, the Company will not, without the prior written consent of PaineWebber Incorporated, grant options to purchase shares of Common Stock or any shares of restricted or unrestricted Common Stock under the 1996 Plan, the 1997 Stock Option Plan or any other employee benefit plan, other than the shares of stock and stock options described in the Prospectus under "Benefits to Related Parties" which are to be granted on or before the Closing Date and up to 30,000 options or shares of Common Stock, in the aggregate, which may be granted or issued under the 1997 Stock Option Plan to new senior executives or directors retained after the Closing Date.

          (n) The Company will cause the Continuing Investors and its executive officers, including Messrs. Sudarsky, Marcus, Gold, Nelson, Kreitzer, Stone and Ciruzzi, to enter into agreements with the Representatives in the form set forth in Exhibit 4(n) hereto to the effect that they will not, for a period of one
   ------------
year, for the Continuing Investors who are not executive officers, and two years, for such executive officers, after the Effective Date, without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock (or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of Common Stock) other than transfers by a natural person upon the death or disability of any such natural person or in connection with bona fide estate planning by such natural person. Except as permitted pursuant to Section 4(m), the Company shall not, for a period of one year after the Effective Date, without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock (or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of Common Stock).

          (o) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" after the Closing Date unless the Board of Directors determines in good faith that meeting such requirements is not in the best interest of the holders of Common Stock.

     5.   Conditions of the Obligations of the Underwriters.
          -------------------------------------------------

     In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) The Registration Statement shall have become effective and the Representatives shall have received notice thereof not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made within the time periods required by Rule 424.

          (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission or the authorities of any such jurisdiction. Any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and, after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith. The Representatives shall have received certificates, dated the Closing Date and the Option Closing Date (as the case may be) and signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), stating that the foregoing conditions in this Section 5(b) have been and remain satisfied.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a change which, singly or in the aggregate with other changes, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company and its Subsidiaries (taken as a whole) shall have sustained any loss or interference which, singly or in the aggregate, is material with respect to its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, singly or in the aggregate, have a Material Adverse Effect.

          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, in the form set forth in Exhibit 5(f).
             ------------

          (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters from Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, in the form set forth in Exhibit 5(g).
                      ------------

          (h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Goodwin, Procter & Hoar LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have received such papers and information as they reasonably may request to enable them to pass upon such matters.

          (i) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and that the financial statements comply with the requirements of the Act and addressing certain financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

          (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer, the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, including, without limitation certificates to the effect that:

               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not misleading in any material respect.

               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

               (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a change which, singly or in the aggregate with other changes, is materially adverse to the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries (taken as a whole), whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) the Company and its Subsidiaries (taken as a whole) have not sustained any loss or interference which, singly or in the aggregate, is material with respect to its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

          (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

          (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

          (n) The NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

          (o) Each of the Formation Transactions shall have been consummated or shall occur simultaneously with the closing of the purchase and sale of the Shares hereunder, and you shall have received satisfactory evidence or certification of such consummation from such persons as you shall reasonably request.

          (p) The Company shall have entered into a Credit Facility of at least $150 million with Bank of America set forth in the Prospectus.

          (q) On or before Closing Date, the Company shall have delivered to the Representatives with respect to each Property:

               (i) a copy of the deed or confirmatory deed therefor, naming the Company or one of its Subsidiaries as the grantee thereunder;

               (ii) a policy of title insurance (or a commitment to issue such a policy) naming the Company as named insured and insuring (or committing to insure) that the Company or one of its Subsidiaries owns fee title to the real property in an amount, in the case of the Acquired Properties, not less than the cost of acquisition of such Acquired Property by the Acquisition LLC and, in the case of the Initial Properties, at least equal to the cost of acquisition of such Initial Property, which policy (or commitment) shall be issued by [_________________] Title Insurance Company or such other title insurance company reasonably acceptable to the Representatives (any such person or persons, the "Title Company"), and contain only such exceptions to title with respect to each Property as described in Schedule 5(q) (the "Permitted Exceptions");
                  -------------

               (iii) a survey of such Property in form satisfactory to the Representatives;

               (iv) policies or certificates of insurance relating to such Property evidencing coverages and in amounts customarily obtained by owners of similar properties in similar locations;

               (v) copies of such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the Title Company to issue the policy (or commitment) contemplated in subparagraph (ii) above;

               (vi) copies of checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or of checks or confirmation of wire transfers to the Title Company in respect of such amounts) due in respect of the recording of any instruments to be recorded in connection with the Formation Transactions, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy (or commitment);

               (vii) an engineering (structural) report from an engineer or engineers and in a form reasonably satisfactory to the Representatives;

               (viii) if such Property is subject to an existing mortgage, a letter dated not earlier than 10 days prior to the Closing Date from the holder of such existing mortgage indicating that the mortgagor or grantor under such existing mortgage is not then in default, and indicating the principal amount, accrued interest and all other amounts then secured by such existing mortgage; and unless such existing mortgage is disclosed in the Registration Statement and the Prospectus as a mortgage to remain outstanding after the Closing Date, then such letter should include an agreement by the holder of such mortgage to repayment on the Closing Date of the indebtedness relating to such mortgage, and indicating the principal amount, accrued interest and prepayment penalties (if any) required to satisfy all amounts then secured by such existing mortgage and the additional amount required for each day after the date of such letter necessary to satisfy all obligations secured thereby.

               (ix) a copy of each Lease (including all amendments and supplements thereto);

               (x) a copy of each environmental report prepared by or for the Company, any of its Subsidiaries or the Parent or any of their affiliates; and

               (xi) a certificate signed by an officer of the Company or an appropriate local official attaching a copy of the certificate of occupancy for such Property, or other evidence reasonably satisfactory to the Representatives that the Property may be legally occupied for its current use.

          (r) Between the date hereof and Closing Date, (i) each of the Properties shall have been operated in the ordinary course of business and in material compliance with all applicable laws and regulations; (ii) no Lease shall have been amended or terminated and no material waiver or consent under any Lease shall have been granted and the lessees thereunder shall have complied with all their material obligations thereunder; and (iii) all required payments under any existing mortgages shall have been made.

          (s) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish the Representatives with conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

          (t) Any certificate signed by an officer of the Company and delivered to the Representatives hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     5.   Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the National Association of Securities Dealers, Inc.), the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred (in accordance with subsection (c) below) in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party or any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that (A) such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The

Company acknowledges that the statements set forth in the second, seventh and last paragraphs of, and the chart set forth in, the section captioned "Underwriting" in the Prospectus constitute the only information relating to any Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          The Company also will indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred (in accordance with subsection (c) below) in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party or any third party, or otherwise, or any claim asserted) as and when incurred, as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of the Conduct Rules of the NASD in connection with the offering of the Shares, except for any losses, claims, liabilities, expenses and damages resulting from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

          (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses and damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal fees or other expenses of counsel in defending such action except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel selected by the indemnified party will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties; provided, however, that if indemnity is sought pursuant to the second paragraph of Section 6(a), then, in addition to such firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter," its directors, officers, employees and agents and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this
Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company on the one hand or the Underwriters on the other, the Company on the one hand and the Underwriters on the other will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company on the one hand and any one or more of the Underwriters on the other may be subject in such proportion as shall be appropriate to reflect the relative benefits received by each. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that the Independent Underwriter will not receive any additional benefits hereunder for serving as a "qualified independent underwriter" in connection with the offering. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this

Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     6.   Termination.
          -----------

     The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any change which, singly or in the aggregate with other changes, is materially adverse to the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company or any of its Subsidiaries, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq NMS"), (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq NMS shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or over the counter market or by order of the Commission or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     7.   Substitution of Underwriters.
          ----------------------------

     If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     8.   Miscellaneous.
          -------------

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 251 South Lake Avenue, Suite 700, Pasadena, California 91101, Attention: Chief Executive Officer, or (b) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

                 [Remainder of Page Intentionally Left Blank]

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       ALEXANDRIA REAL ESTATE EQUITIES, INC.


                                       By:  ___________________________________
                                            Name:
                                            Title:


Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
LEHMAN BROTHERS, INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
Acting on behalf of themselves and
as the Representatives of the other
several Underwriters named in
Schedule I hereof.

PAINEWEBBER INCORPORATED


By:  ______________________________
     Name:
     Title:

                                  SCHEDULE I

                               6,750,000 Shares
                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                     -------------------------------------
                                 Common Stock


                                                 Number of
       Name of                                  Firm Shares
     Underwriters                             to be Purchased
     ------------                             ---------------

PaineWebber Incorporated
Lehman Brothers Inc.
Smith Barney Inc.
EVEREN Securities, Inc.

                                                                   SCHEDULE 3(m)


                          Property Liens and Defects
                          --------------------------

                                                                   SCHEDULE 3(z)


                         Phase I Environmental Reports
                         -----------------------------

                                                                  SCHEDULE 3(ae)


                                  Rent Rolls
                                  ----------

                                                                  SCHEDULE 3(af)


 Tenant Leases Pursuant to Which the Company is Responsible for Environmental
 ----------------------------------------------------------------------------
                                  Liabilities
                                  -----------

                                                                  SCHEDULE 3(ag)


              Options or Rights of First Refusal Held by Tenants
              --------------------------------------------------

                                                                   SCHEDULE 5(q)


                             Permitted Exceptions
                             --------------------

                                                                       EXHIBIT A


                     ALEXANDRIA REAL ESTATE EQUITIES, INC.

                             _____________________


                         Price Determination Agreement
                         -----------------------------


                              ____________, 1997


PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated ____________, 1997 (the "Underwriting Agreement"), between Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), and the several Underwriters named in
Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber
----------
Incorporated, Lehman Brothers Inc., Smith Barney Inc. and EVEREN Securities, Inc. are acting as Representatives (the "Representatives") and Lehman Brothers Inc. is acting as a "qualified independent underwriter" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 6,830,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

     1. The initial public offering price per share for the Firm Shares shall be $____.

     2. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_____ representing an amount equal to the initial public offering price set forth above, less $____ per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a
                                                                ----------
completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                       Very truly yours,

                                       ALEXANDRIA REAL ESTATE EQUITIES, INC.


                                       By:  ___________________________________
                                            Name:
                                            Title:


Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
Acting on behalf of themselves and
as the Representatives of the other
several Underwriters named in
Schedule I hereof.

PAINEWEBBER INCORPORATED


By:  ______________________________
     Name:
     Title:

                                                                    EXHIBIT 4(n)


                          Form of Lock up Agreements
                          --------------------------

                               May         , 1997


PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
As Representatives of the
several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

     In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated, Lehman Brothers Inc., Smith Barney Inc. and EVEREN Securities, Inc. (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of shares of Common Stock, $.01 par value per share (the "Common Stock"), of Alexandria Real Estate Equities, Inc., a Maryland corporation, (the "Company") as contemplated by a registration statement (the "Registration Statement") with respect to such shares filed with the Securities and Exchange Commission on Form S-11 (Registration No. 333-23545), the undersigned hereby agrees that the undersigned will not, without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of any shares of Common Stock (or any securities convertible into, or exercisable, exchangeable or redeemable for shares of Common Stock), for a period of two years from the effective date of the Registration Statement.

     Notwithstanding the foregoing restrictions, transfers by a natural person upon the death or disability of any such person or in connection with bona fide estate planning by such natural person shall not require the prior written consent of PaineWebber Incorporated.

     The undersigned also agrees and consents to the entry of stock transfer restrictions to the effect of the foregoing with the Company's transfer agent against the shares of Common Stock issued or issuable to the undersigned.

                                            Very truly yours,

                                            _________________________
                                            NAME:

                                                                    EXHIBIT 5(f)


                              Form of Opinion of
                   Skadden, Arps, Slate, Meagher & Flom LLP
                            Counsel to the Company
                    --------------------------------------

                                                                    EXHIBIT 5(g)


                              Form of Opinion of
                       Ballard Spahr Andrews & Ingersoll
                    Special Maryland Counsel to the Company
                    ---------------------------------------